As filed with the U.S. Securities and Exchange Commission on July 31, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust I

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See list below

(I.R.S. Employer Identification Number)

Tidal Trust I

234 West Florida Street, Suite 700

Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Subversive Congressional Democrats Trading ETF	Cboe BZX Exchange, Inc.
Subversive Congressional Republicans Trading ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-227298

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 237 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227298 and 811-23377), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-24-015090) on November 27, 2024, which is incorporated herein by reference.

The Trust currently consists of 56 series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Subversive Congressional Democrats Trading ETF	92-0475358
Subversive Congressional Republicans Trading ETF	92-0482379

Item 2.	Exhibits

A.	Amended and Restated Certificate of Trust dated June 2, 2025, as filed with the state of Delaware on June 2, 2025, for Tidal Trust I (formerly known as Tidal ETF Trust) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to Post-Effective Amendment No. 267 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.

B.	Registrant’s Amended and Restated Declaration of Trust, adopted June 2, 2025, is incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 267 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.

C.	Registrant’s Amended and Restated By-Laws, adopted June 2, 2025, are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 267 to Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust I

July 31, 2026

By: /s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: President